Copyright © 2008 AllscriptsMisys Healthcare, Inc. APRIL 2009 Investor Briefing EXHIBIT 99.1

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry; possible regulation of the Company’s software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; the ability to recognize the benefits of the merger with Misys Healthcare Systems, LLC (“MHS”); the integration of MHS with the Company and the possible disruption of current plans and operations as a result thereof; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers; our ability to obtain, use or successfully integrate third-party licensed technology; breach of our security by third parties; and the risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our 2007 Annual Report on Form 10-K available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Copyright © 2008 AllscriptsMisys Healthcare, Inc. 2 Investor Briefing Glen Tullman Chief Executive Officer

The Time is NOW

The Choice is Allscripts

Learn what the new EHR Stimulus Program means to you

3

TRUE NORTH The Stimulus 4

What is in the $19 Billion?
$17 billion
+ $2 billion
= $19 billion
Physician Incentives
Incentive Bonuses from Medicare/Medicaid
HHS Discretionary Funds
Potential Areas Include: Standards Development,
Grants (AHRQ, HRSA, CMS), HIE Infrastructure,
Loans to the States for EHR, Regional HIT
Resource Centers, Telemedicine, Efficacy Studies
HHS = Health and Human Services
AHRQ = Agency for Healthcare Research and Quality
HRSA = Health Resources and Services Administration
CMS = Centers for Medicare and Medicaid Services

One View of a Changed World
TRUE NORTH  Impact on EHR Adoption
Practice Size Total # of Practices EHR Penetration
(FY09)
1-3 Physicians 163,118 9%
4-9 Physician 27,282 18%
10-25 Physicians 7,906 25%
26+ Physicians 2,023 43%
Total 200,329

Understanding The Federal Incentives
EHR
Stimulus
Funding
$44,000
over 5 yrs.
+
PQRI
Incentive
$3,000 - $5,000/yr.
estimate
If you start now…
+
ePrescribe
Incentive
$3,000-5,000/yr.
estimate
PQRI = Physician Quality Reporting Initiative

Why Allscripts
› Significant Footprint: 150,000 MDs, 700 Hospitals,
6,000 Post Acute Facilities, 600 Homecare Agencies
› All Sizes and Settings: Ambulatory and Acute,
Primary Care and Specialty, Small to Large
› Diversified Portfolio: Clinical and Business Solutions
› All World-Class: Top Rated Consistently
› Significant Breakthroughs: Innovation Comes Standard
› Real Utilization: Not Just Implementation
› Strong ROI: The Solution That Pays You Back
› Delivering the Next Step:
Connect to Health™

Includes:
•ePrescribe
•Connect
•Payerpath
•Document Management
Includes Connected Physician, plus:
Enterprise and/or Professional EHR/ PM with connections
to commercial labs and imaging centers
Includes Connected EHR, plus:
Connections to other physicians, hospital ED Systems, CM systems, HIS systems, Clinical trial systems, CMS reporting, State reporting programs and RHIO’s
For physicians not yet
ready for an EHR
For physicians ready
to become “Operable”
For Physicians Ready to “Connect to Health”
A Comprehensive Portfolio

10

Allscripts
InnovationTube
2009
Allscripts Remote
Prenatal
That's Why We Need to Connect
Glucophone
Kiosk

Allscripts

Innovation Overview 11

Copyright © 2008 AllscriptsMisys Healthcare, Inc. 12 Innovation at Allscripts Dan Michelson Chief Marketing Officer

The Time is NOW.
› Funding is Front Loaded
– $30,000 (close to 70% of the funding) comes in the first two years
› You Need to Demonstrate Meaningful Utilization
– Purchase and Implementation are not enough - you must use it
› Funding is Time Stamped
– Incentives start in 2011, decrease over time and penalties begin in 2015

14 Allscripts vision The way Allscripts is bringing heath to healthcare. Allscripts; 2008 < LL innovation in-no-va-tion tech-nol-o-gy

15 A Simple Approach Get it Certified Get it Connected Get it Cool Get it Sold Get it Used

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1. Listen to your clients
2. Solve a problem that no one else is solving
3. Do it in a way that no one else is doing it
4. Make it stunningly simple
5. Look for the answers that are all around us
Innovation Technology:
Guiding Principles

A Simple Idea: Checking in at my doctor’s office should be as easy as checking in for a flight. 17

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The Problem:
• Increasing administrative costs and
patient wait times, time-consuming
patient information updates, and
decreasing revenues due to lost co-pay
collections
Allscripts Patient Kiosk
The Solution:
• An easy to use, touch screen based
system that enables practices to improve
patient and staff satisfaction, streamline
administrative processes, accelerate
cash flow, and increase revenue

A Simple Idea: Where is my EHR at 3 AM? 20

The Problem:
• When physicians are away from
their office, the lack of easy
access to their EHR results in
disruption to personal life,
inefficient use of time,
undocumented care, increased
liability and medical errors.
Allscripts Remote
The Solution:
• In seconds, physicians can access the
EHR through via the iPhone

The Time is NOW

The Choice is Allscripts

Learn what the new EHR Stimulus Program means to you

Allscripts™

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